As filed with the Securities and Exchange Commission on October 9, 1996
                                                      Registration No.
                                                                      ---------
================================================================================

                             Washington, D.C. 20549
                                ---------------
                            REGISTRATION STATEMENT
                                       on
                                    FORM S-8
                                      UNDER
                           THE SECURITIES ACT OF 1933
                                ---------------
                              ORYX TECHNOLOGY CORP.
             [Exact name of Registrant as specified in its charter]

             Delaware                                       22-2115843
     (State or other jurisdiction                        (I.R.S. Employer
           of incorporation)                             Identification No.)
                                ---------------
                              47341 Bayside Parkway
                            Fremont, California 94538
                    (Address of Principal Executive Offices)

                              Oryx Technology Corp.
                           Incentive and Nonqualified
                                Stock Option Plan
                 1996 Directors Non-Qualified Stock Option Plan
                              (Full title of Plans)
                                ---------------
                                Mr. Arvind Patel
                             Chief Executive Officer
                              Oryx Technology Corp.
                              47341 Bayside Parkway
                            Fremont, California 94538
                                 (510) 249-1144
            (Name, address and telephone number of agent for service)

                                   Copies to:
                             James Schneider, Esq.
                      Atlas, Pearlman, Trop & Borkson, P.A.
                                   Suite 1900
                          200 East Las Olas Boulevard
                         Fort Lauderdale, Florida 33301
                           Direct Line: (954) 766-7858

               Approximate date of commencement of proposed sales:
                   From time to time after the effective date
                          of the Registration Statement

===============================================================================================================
                         CALCULATION OF REGISTRATION FEE
     --------------------------- -------------------------------------------------- ---------------------------
      Title of each class of                              Proposed             Proposed maximum      Amount of
         securities to be          Amount to be         maximum offering          aggregate        registration
             registered             registered         price per share (1)     offering price(1)       fee (1)
     ---------------------------------------------------------------------------- -----------------------------
           Common Stock,             500,000 (2)             $ 2.98              $ 1,490,000         $ 514.00
         par value $0.001            120,000 (3)             $ 2.98              $   357,600         $ 124.00
     ---------------------------------------------------------------------------- -----------------------------
(1)    Pursuant to Rule 457(h) and Rule 457(c), the proposed maximum offering price per share and the registration  fee are  based on the reported average of the high and low prices for ORYX Technology
       Corp. Common Stock on NASDAQ on October 7, 1996.
(2)    Shares reserved for issuance under the Incentive and Nonqualified Stock Option Plan (in addition to
       1,125,000 shares previously registered on Form S-8 File No. 33-85556 and Form S-8 File No. 333-07409).
(3)    Shares reserved for issuance under the 1996 Directors Stock Option Plan.
==============================================================================================================

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS1

Item 1.  Plan Information.

Item 2.  Registrant Information and Employee Plan Annual Information
                             ---------------------
                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

         The following documents which have heretofore been filed by ORYX Technology Corp. (the "Company") (File No. 1-12680) with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Exchange Act of 1934, as amended (the "1934 Act"), are incorporated by reference herein and shall be deemed to be a part hereof:

         1. The Company's Annual Report on Form 10-KSB, as amended, for the fiscal year ended February 29, 1996.

         2. The Company's Current Report on Form 8-K filed with the Commission on March 26, 1996.

         3. The Company's Quarterly Report on Form 10-QSB for the quarterly period ended May 31, 1996.

         4. The description of the Company's Common Stock contained in a registration statement filed under the Securities Exchange Act of 1934, as amended, including any amendment or report filed for the purpose of updating such description.

         5. The Company's Proxy Statement for its Annual Meeting dated August 21, 1996.

         All documents subsequently filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 and 15(d) of the 1934 Act prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and made a part hereof from their respective dates of filing such documents (such documents, and the documents enumerated above, being hereinafter referred to as "Incorporated Documents"); PROVIDED, HOWEVER, that the documents enumerated above or subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14, and 15(d) of the 1934 Act in each year during which the offering made by this Registration Statement is in effect prior to the filing with the Commission of the Company's Annual Report on Form 10-KSB covering such year shall not be Incorporated Documents or be incorporated by reference in this Registration Statement or be a part hereof from and after the filing of such Annual Report on Form 10-KSB.

         Any statement contained in an Incorporated Document shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed Incorporated Document modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.  Description of Securities.

         Not applicable.

Item 5.  Interests of Named Experts and Counsel.

         Not applicable.

1 This information is not required to be included in, and is not incorporated by reference in, this Registration Statement.

Item 6.  Indemnification of Directors and Officers.

         Section 145 of the Delaware General Corporation Law permits a corporation to indemnify any director or officer of the corporation against expenses (including attorney's fees), judgments, fines and amounts paid in settlements actually and reasonably incurred in connection with any action, suit or proceeding brought by reason of the fact that such person is or was a director or officer of the corporation, if such person acted in good faith and in a manner that he or she reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, if he or she had no reason to believe his conduct was unlawful. In a derivative action, i.e., one by or in the right of the corporation, indemnification may be made only for expenses actually incurred by any director or officer in connection with the defense or settlement of an action or suit, if such person has acted in good faith and in a manner that he or she reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made if such person shall have been adjudged to be liable to the corporation, unless and only to the extent that the court in which the action or suit was brought shall determine upon application that the defendant is reasonably entitled to indemnity for such expenses despite such adjudication of liability.

         The Company's Certificate of Incorporation provides that, to the fullest extent permitted by Delaware law, the Company's directors will not be liable for monetary damages, for breach of the directors' fiduciary duty of care to the Company and its stockholders. This provision and the Certificate of Incorporation does not eliminate the duty of care and in appropriate circumstances, equitable remedies such as an injunction or other forms of non-monetary relief would remain available under Delaware law. Each director will continue to be subject to liability for breach of the directors' duty of loyalty to the Company for acts or omissions not in good faith or involving intentional misconduct or knowing violations of law, for acts or omissions that the director believes to be contrary to the best interests of the Company or its stockholders for any transaction from which the director derived an improper personal benefit for acts or omissions involving a reckless disregard of the director's duty to the Company or its stockholders where the director was aware or should have been aware of the risk of serious injury to the Company or its stockholders for acts or omissions that constitute an unexcused pattern of inattention that amounts to an abdication of the director's duty to the Company or its stockholders for improper transactions between the director and the Company and for improper distributions to stockholders and loans to directors and officers. This provision also does not affect the director's responsibilities under any other laws such as the federal securities laws or state or federal environmental laws.

         The Company has an insurance policy covering the liability and expenses which might be incurred in connection with lawful indemnification of directors and officers of the Company and its majority owned subsidiaries for certain liabilities and expenses of such directors and officers for acts in those capacities. Such directors and officers are also insured against certain liabilities and expense incurred for acts in such capacities and for which they are not entitled to indemnification by the Company.

         The Company's Bylaws provide that the Company has the power to indemnify its directors and officers to the fullest extent permitted by the Delaware General Corporation Law.

Item 7.  Exemption from Registration Claimed.

         Not applicable.

Item 8.  Exhibits.

         The Exhibits listed in the following Exhibit Index are filed as part of this Registration Statement.

           EXHIBIT NUMBER             DESCRIPTION

                 3.1 Certificate of Incorporation of Registrant dated July 26, 1993 (filed as Exhibit 3.1 to the Registrant's Form 10-KSB File No. 1-12680 for the fiscal year ended February

                                      28,  1994  and   incorporated   herein  by
                                      reference),  as amended by the Certificate
                                      of   Amendment  to  the   Certificate   of
                                      Incorporation  of  Registrant  dated March
                                      29,  1994  (filed  as  Exhibit  3.3 to the
                                      Registrant's  Form 10-KSB File No. 1-12680
                                      for the  fiscal  year ended  February  28,
                                      1994   and    incorporated    herein    by
                                      reference),  as amended by the Certificate
                                      of   Amendment  to  the   Certificate   of
                                      Incorporation  of Registrant dated January
                                      31,  1996  (filed as  Exhibit  3.3A to the
                                      Registrant's Form 10-KSB File No. 1-12680 for the fiscal year ended February 29, 1996 and incorporated herein by reference)

                 3.2 Bylaws of the Registrant, as adopted by the Board of Directors and Stockholders on July 26, 1993 (filed as Exhibit 3.2 to Registrant's Form 10-KSB File No. 1-12680 for the fiscal year ended February 28, 1994 and incorporated herein by reference)

                 4.12 ORYX Technology Corp. Amended Incentive and Nonqualified Stock Option Plan*

                 4.13                 ORYX  Technology  Corp.  1996   Director's
                                      Stock Option Plan*

                 5 Opinion of Atlas, Pearlman, Trop & Borkson, P.A. (including consent to filing thereof)*

                23                    Consent of Independent Accountants, Price
                                      Waterhouse LLP*

                                      -----------------------------------------
                                      * filed herewith

Item 9.  Undertakings.

         (1)      The undersigned registrant hereby undertakes:

         (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

PROVIDED, HOWEVER, that paragraphs (1)(a)(i) and (1)(a)(ii) do not apply if the registration statement is on Form S-3, Form S-8, or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or
Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement;

         (b) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

         (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (2) The undersigned registrant hereby undertakes that, for the purpose of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fremont, State of California, on the 8th day of October, 1996.

                           ORYX TECHNOLOGY CORP.



                             By: /s/Arvind Patel
                                ---------------------------------------
                                            Arvind Patel
                                 Chief Executive Officer and Director



                                POWER OF ATTORNEY

         Know all men by these presents, that each officer or director of ORYX Technology Corp. whose signature appears below constitutes and appoints Arvind Patel and Andrew Wilson, and each of them severally her/his true and lawful attorney-in-fact and agent, with full and several power of substitution, for her/him and in her/his name, place and stead, in any and all capacities, to sign any or all amendments, including post-effective amendments and supplements to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as they or she/he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or her/his or their substitute or substitutes may lawfully do or cause to be done by virtue thereof.

         Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities indicated and on the dates set forth opposite their signature.

     SIGNATURE                   TITLE                       DATE
     ---------                   -----                       ----


/s/Arvind Patel                  President, Principal       October 8, 1996
---------------------------      Executive Officer,
Arvind Patel                     Principal Financial and
                                 Accounting Officer and
                                 Director


                                 Director                   October  , 1996
---------------------------
Nitin Mehta


/s/Andrew Intrater               Treasurer, Secretary       October 8, 1996
----------------------------     and Director
Andrew Intrater


/s/John Abeles                   Chairman and Director      October 8, 1996
----------------------------
John Abeles


                                 Director                   October  , 1996
----------------------------
Jay M. Haft


/s/Ted D. Morgan                 Director                   October 8, 1996
----------------------------
Ted D. Morgan

================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    EXHIBITS

                                   filed with

                             Registration Statement

                                       On

                                    Form S-8

                                      Under

                           The Securities Act of 1933




                              ORYX Technology Corp.
               (Exact name of issuer as specified in its charter)

================================================================================

                                 ORYX Technology Corp.




    EXHIBIT NUMBER        DESCRIPTION                               SEQUENTIAL
    --------------        -----------                               PAGE NUMBER
                                                                    -----------
           4.12           ORYX  Technology Corp. Amended                10
                          Incentive and Nonqualified Stock
                          Option Plan

           4.13           ORYX  Technology Corp. 1996                   18
                          Directors Stock Option Plan


           5              Opinion of Atlas, Pearlman, Trop &            24
                          Borkson (and consent thereto)

           23             Consent of Independent Accountants,           26
                          Price Waterhouse LLP